EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-112853, 333-116418, 333-128656 and 333-147210) and the Registration Statements on Form S-3 (File Nos. 333-11497, 333-114281, 333-128655 and 333-128189) of DDi Corp. of our report dated February 29, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Orange County, California
February 29, 2008